                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3) and related Prospectuses of EOP Operating Limited Partnership for the registration of $2.0 billion debt securities and warrants (registration statement no. 333-58689), of our report dated February 8, 2000, except for Note 24, as to which the date is February 15, 2000, with respect to the consolidated financial statements and schedule of EOP Operating Limited Partnership and Equity Office Predecessors included in the 1999 Annual Report (Form 10-K) of EOP Operating Limited Partnership.



                                                   Ernst & Young LLP


Chicago, Illinois
March 28, 2000